SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2002

SKECHERS U.S.A., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-14429 (Commission File Number)	95-4376145 (I.R.S. Employer Identification No.)

228 Manhattan Beach Blvd.
Manhattan Beach, California 90266
(Address of Principal Executive Offices, Including Zip Code)

(310) 318-3100
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
SIGNATURES

Item 5. Other Events

On March 6, 2002, Skechers filed a complaint captioned SKECHERS U.S.A., INC. V. HEELING SPORTS LIMITED, HEELING MANAGEMENT CORPORATION, ROGER ADAMS AND CHARLIE BEERY. The Complaint was filed in the United States District Court Central District of California (Case No. 02-1906NM). Skechers’ complaint alleges federal, California and common law unfair competition, intentional interference with economic relations and intentional interference with contract with respect to Skechers’ shoes called “3 Wheelers.” Skechers seeks relief that includes enjoining defendants from certain actions, certain trebled money damages, punitive damages, restitution and attorney fees and costs. On April 4, 2002, a complaint captioned HEELING SPORTS LIMITED AND HEELING MANAGEMENT CORP., V. SKECHERS U.S.A., INC. was filed in the United States District Court, Eastern District of Texas, Sherman Division (Civil Action No. 4:0Zcv101). The lawsuit alleges breach of confidential agreement and misappropriation of trade secrets and is with respect to Skechers’ 3 Wheelers. The complaint seeks relief that includes permanent injunction enjoining Skechers’ from selling the 3 Wheeler skates, using any alleged confidential information and assignment of any intellectual property based on the plaintiff’s alleged confidential information, and damages that include those sustained by the plaintiff as a result of Skechers’ actions, profits and exemplary and punitive damages. Skechers believes that it has meritorious defenses to the claims made by Heeling Sports Limited and Heeling Management Corp. and intends to defend these claims vigorously. Nevertheless, litigation is uncertain, and Skechers may not prevail in the lawsuit and can express no opinion as to its ultimate outcome.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 29, 2002	SKECHERS U.S.A., INC.

	By:	/s/ DAVID WEINBERG

Name: David Weinberg Title: Chief Financial Officer